EXHIBIT 99.3

GTT Communications, Inc.
Unaudited Pro Forma Combined Financial Information

Introduction

On February 19, 2015, GTT Communications, Inc., a Delaware corporation (the “Company” or “GTT”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Global Telecom & Technology Americas, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Purchaser”), MegaPath Group, Inc., a Delaware corporation (the “Seller”), and MegaPath Corporation, a Virginia corporation (“MegaPath”) and wholly-owned subsidiary of the Seller, pursuant to which the Purchaser agreed to acquire from the Seller all of the equity interests in MegaPath (the “Acquisition”). The closing of the acquisition occurred on April 1, 2015. Prior to the closing of the acquisition, the Seller caused MegaPath to transfer to an affiliate of the Seller certain assets of MegaPath and caused such affiliate to assume certain liabilities of MegaPath, in each case relating to the cloud and hosted services business of MegaPath (such transfer, the “Divestiture”). As a result of the Divestiture, at the time of closing of the acquisition, MegaPath owned only the Managed Services operations which have been described within this Current Report as a carve-out from MegaPath Corporation (hereinafter referred to as “MegaPath”).

Under the terms of the Purchase Agreement, the consideration consisted of $134.8 million in cash paid and capital leases assumed at closing subject to adjustment; 610,843 unregistered shares of common stock of the Company valued at $12.28 per share; and $10.0 million of deferred cash payable April 1, 2016, subject to reduction for any indemnification claims made by the Purchaser prior to such date.

The unaudited pro forma combined balance sheet combines (i) the historical consolidated balance sheets of GTT and MegaPath, giving effect to the acquisition as if it had been consummated on March 31, 2015, and (ii) the unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014, giving effect to the acquisition as if it had occurred on January 1, 2014.

The historical consolidated financial statements of GTT and MegaPath have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma combined financial statements are not necessarily indicative of the operating results or financial position that would have occurred if the acquisition had been completed at the dates indicated. It may be necessary to further reclassify MegaPath's combined financial statements to conform to those classifications that are determined by the combined company to be most appropriate. While some reclassifications of prior periods have been included in the unaudited pro forma combined financial statements, further reclassifications may be necessary.

The unaudited pro forma combined financial statements should be read in conjunction with GTT’s historical consolidated financial statements and accompanying notes included in its Annual Report of Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, the historical financial statements of MegaPath for the year ended December 31, 2014 and the historical financial statements of MegaPath as of and for the three months ended March 31, 2015 are contained in this Current Report.

The unaudited pro forma combined financial statements were prepared using the acquisition method of accounting with GTT treated as the acquiring entity. Accordingly, consideration paid by GTT to complete the acquisition of MegaPath has been allocated to MegaPath's assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition.

The pro forma purchase price allocations are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed and have been made solely for the purpose of providing the unaudited pro forma combined financial information presented below. GTT estimated the fair value of MegaPath's assets and liabilities based on discussions with MegaPath's management, due diligence and information presented in financial statements. There can be no assurance that the final determination will not result in material changes. GTT expects to incur significant costs associated with integrating GTT’s and MegaPath's businesses. The unaudited pro forma combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. In addition, the unaudited pro forma combined financial statements do not reflect one-time transaction expenses and integration costs ranging from $11 - $12 million which will be expensed in the quarter ending June 30, 2015.

EXHIBIT 99.3

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF MARCH 31, 2015
(Amounts in thousands)

	Historical
	GTT	MegaPath	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	52,087	22,790	(22,790)	(a)	23,835
			103,145	(b)
			(131,397)	(c)
Accounts receivable, net	29,084	12,238	—		41,322
Deferred contract costs	3,457	—	—		3,457
Deferred tax asset	—	5,232	(5,232)	(d)	—
Prepaid expenses and other current assets	3,345	5,701	—		9,046
Total current assets	87,973	45,961	(56,274)		77,660
Property and equipment, net	22,675	19,991	1,060	(e)	43,726
Intangible assets, net	54,222	12,891	44,933	(f)	112,046
Other assets	7,672	10,161	(9,972)	(g)	8,933
			(70)	(h)
			1,142	(b)
Goodwill	92,683	16,705	56,561	(i)	165,949
Total assets	$265,225	$105,709	$37,380		$408,314

The accompanying notes are an integral part this unaudited pro forma combined financial information.

EXHIBIT 99.3

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS (contd.)
AS OF MARCH 31, 2015
(Amounts in thousands, except for share and per share data)

	Historical
	GTT	MegaPath	Pro forma Adjustments		Pro forma Combined
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	21,221	5,319	—		26,540
Accrued expenses and other current liabilities	31,200	15,766	10,000	(j)	45,843
			(11,123)	(d)
Current term debt	7,156	793	(793)	(b)	11,500
			4,344	(b)
Current capital lease obligation	—	1,571	—		1,571
Deferred revenue	8,709	4,411	—		13,120
Total current liabilities	68,286	27,860	2,428		98,574

Long-term debt	115,094	3,623	(3,623)	(b)	218,500
			103,406	(b)
Deferred tax liability	—	13,439	(13,439)	(d)	—
Capital leases, less current portion	—	835	1,060	(e)	1,895
Deferred revenue and other long-term liabilities	3,649	10,288	(9,972)	(g)	3,649
			(316)	(h)
Total liabilities	187,029	56,045	79,544		322,618

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 34,026,212 shares issued and outstanding as of March 31, 2015	3	—	1	(k)	4
Additional paid-in capital	168,701	—	7,499	(k)	176,200
Retained earnings (accumulated deficit)	(88,138)	49,664	(49,664)	(l)	(88,138)
Accumulated other comprehensive income (loss)	(2,370)	—	—		(2,370)
Total stockholders' equity	78,196	49,664	(42,164)		85,696
Total liabilities and stockholders' equity	$265,225	$105,709	$37,380		$408,314

The accompanying notes are an integral part this unaudited pro forma combined financial information.

EXHIBIT 99.3

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015
(Amounts in thousands, except for share and per share data)

	GTT	MegaPath	Pro forma Adjustments		Pro forma Combined
Revenue:
Telecommunications services sold	$62,353	$32,950	(1,675)	(m)	$93,628

Operating expenses:
Cost of telecommunications services provided	37,697	15,760	(1,675)	(m)	51,782
Selling, general and administrative expense	14,869	12,233	—		27,102
Depreciation and amortization	7,498	3,042	1,605	(n)	12,233
			88	(e)
Total operating expenses	60,064	31,035	18		91,117

Operating income (loss)	2,289	1,915	(1,693)		2,511

Other income (expense):
Interest expense, net	(1,581)	(372)	(1,152)	(b)	(3,105)
Other expense, net	(48)	—			(48)
Total other expense	(1,629)	(372)	(1,152)		(3,153)
Income (loss) before taxes	660	1,543	(2,845)		(642)
(Benefit from) provision for income taxes	(407)	613	(1,138)	(o)	(932)
Net income (loss)	$1,067	$930	$(1,707)		$290
Earnings per share
Basic	$0.03				$0.01
Diluted	$0.03				$0.01
Weighted average shares:
Basic	33,935,481			(q)	34,546,324
Diluted	34,659,757			(q)	35,270,600

The accompanying notes are an integral part this unaudited pro forma combined financial information.

EXHIBIT 99.3

GTT COMMUNICATIONS, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(Amounts in thousands, except for share and per share data)

	GTT	MegaPath	Pro forma Adjustments		Pro forma Combined
Revenue:
Telecommunications services sold	$207,343	$130,873	(5,335)	(m)	$332,881

Operating expenses:
Cost of telecommunications services provided	128,086	56,186	(5,335)	(m)	185,828
			6,891	(p)
Selling, general and administrative expense	45,613	48,856	—		94,469
Restructuring costs, employee termination and other items	9,425	—	—		9,425
Depreciation and amortization	24,921	10,614	6,419	(n)	42,307
			353	(e)
Total operating expenses	208,045	115,656	8,328		332,029

Operating (loss) income	(702)	15,217	(13,663)		852

Other income (expense):
Interest expense, net	(8,454)	(1,736)	(4,521)	(b)	(14,711)
Loss on debt extinguishment	(3,104)	—			(3,104)
Other expense, net	(8,636)	—			(8,636)
Total other expense	(20,194)	(1,736)	(4,521)		(26,451)
(Loss) income before taxes	(20,896)	13,481	(18,184)		(25,599)
(Benefit from) provision for income taxes	2,083	5,594	(7,274)	(o)	403
Net (loss) income	$(22,979)	$7,887	$(10,910)		$(26,002)

Loss per share
Basic	$(0.85)				$(0.94)
Diluted	$(0.85)				$(0.94)
Weighted average shares:
Basic	27,011,381			(q)	27,622,224
Diluted	27,011,381			(q)	27,622,224

The accompanying notes are an integral part this unaudited pro forma combined financial information.

EXHIBIT 99.3

GTT Communications, Inc.
Notes to Unaudited Pro Forma Combined Financial Statements
Note 1. Basis of Presentation
The accompanying unaudited pro forma combined financial statements present the pro forma combined financial position and results of operations of the combined company based upon the historical financial statements of GTT and MegaPath, after giving effect to the acquisition and adjustments described in these footnotes, and are intended to reflect the impact of the acquisition of MegaPath on GTT.
The accompanying unaudited pro forma combined financial statements are presented for illustrative purposes only and do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of our and MegaPath's operations.
The unaudited pro forma combined balance sheet reflects the acquisition as if it has been consummated on March 31, 2015 and includes pro forma adjustments for our preliminary valuations of certain intangible assets. The unaudited pro forma combined statements of operations for the three months ended March 31, 2015 and for the year ended December 31, 2014, reflects the acquisition as if it had occurred on January 1, 2014.

Note 2. Preliminary Purchase Price Allocation
Pursuant he terms of the Purchase Agreement, the consideration consisted of $134.8 million in cash paid and capital leases assumed at closing subject to adjustment within 90 days of closing; 610,843 unregistered shares of common stock of the Company valued at $12.28 per share; and $10.0 million of deferred cash payable April 1, 2016, subject to reduction for any indemnification claims made by the Purchaser prior to such date. The preliminary consideration is as presented in the following table (in thousands).

Cash paid at closing	$ 131,397
Deferred cash to be paid on April 1, 2016	10,000
Present value of capital leases assumed	3,465
Total common stock consideration	7,500
Total Purchase Price	$ 152,362

Preliminary purchase price allocation
Assets acquired:
Current Assets
Accounts receivable	12,238
Prepaid and other current assets	5,701
Property, plant and equipment	21,051
Intangible assets	57,824
Goodwill	73,266
Other assets	119
Total assets acquired	170,199

Liabilities assumed:
Accounts payable and accrued expenses	(9,962)
Billings in advance	(4,411)
Capital leases assumed	(3,465)
Total liabilities assumed	(17,837)

Net assets acquired	$ 152,362

EXHIBIT 99.3

Upon completion of the fair value assessment, we anticipate that the estimated purchase price and its allocation may differ from that outlined above primarily due to changes in assets and liabilities between the date of the preliminary assessment and that of the final assessment.
The current intangible assets acquired were valued based on a preliminary estimate consistent with the value of customer relationships and trade names acquired in recent acquisitions. Upon completion of the fair value assessment, the final purchase price allocation may differ from the preliminary assessment outlined above. Any changes to the initial estimates of the fair value of the assets and liabilities will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.
Note 3. Pro Forma Adjustments

(a)	Ending MegaPath cash on hand as of March 31, 2015 was distributed to the Sellers immediately prior to closing.
(b)
On April 1, 2015, the Company entered into an amended credit agreement (the "Amendment Agreement") which amended the credit agreement, dated as of August 6, 2014. Among other changes, the Amendment Agreement provides for an increase in the term loan commitment from $110.0 million to $230.0 million of which $11.5 million is due within 12 months. Incremental cash of $103,145 is net of paying off the old term loan; the Delayed Draw Term Loan and transaction expenses. The incremental loan (noted below) was used to fund a substantial portion of the cash consideration paid on April 1, 2015 to complete the Acquisition. Additionally, $1.1 million of fees paid in connection with the Amendment Agreement are expected to be included as a component of deferred financing costs.

In conjunction with the acquisition, GTT repaid the MegaPath term loans in the amount of $4.6 million and $4.4 million as of December 31, 2014 and March 31, 2015 respectively.

The table below reflects the additional net interest due as if the term loans payable under the Amendment Agreement were outstanding as of the beginning of the period (amounts in thousands):

	Year Ended December 31, 2014	Three Months Ended March 31, 2015

Additional GTT debt under Amendment Agreement	$106,374	$107,750
Effective annual interest rate	4.77%	4.77%
Estimated GTT interest on new term debt	5,074	1,285

MegaPath term debt	4,608	4,416
Effective annual interest rate	12.00%	12.00%
Less: Estimated interest on MegaPath term debt	(553)	(133)

Interest Expense Adjustment	$4,521	$1,152

EXHIBIT 99.3

(c)	Cash consideration paid to the seller in the transaction (See Note 2).
(d)	As a result of a tax election made by the Purchaser immediately prior to closing, all income tax balances are reduced to zero.
(e)
GTT assumed $3.4 million in capital leases of which $2.4 million had already been recognized by MegaPath. Adjustment of $1.1 million of additional capital leases and associated property, plant and equipment relates to the net present value of the buy-out option assumed in the acquisition. Additionally GTT adjusted depreciation expense on these respective assets assuming a 3 year economic useful life.

(f)	Intangible assets generated by the transaction represent customer relationships of $57.8 million.
(g)	Eliminates the historical deferred revenue and deferred costs not expected to be realized by GTT in the future.
(h)	Eliminates various other assets and liabilities not expected to provide future benefit or require future obligation respectively to GTT.
(i)	Goodwill created from the acquisition equaled $73.3 million (See Note 2).
(j)	Recognition of the holdback of $10.0 million as a short term obligation payable on April 1, 2016, subject to reduction for any indemnification claims made by the Purchaser prior to such date.
(k)	Reflects additional common stock and Paid In Capital generated from the issuance of 610,843 unregistered shares of common stock of GTT to MegaPath shareholders'.
(l)	Eliminates the historical stockholders’ equity accounts of MegaPath at March 31, 2015.
(m)
Elimination of amortization of deferred revenue and deferred cost as a result of eliminating the deferred revenue and deferred cost balances on the balance sheet upon application of the acquisition method of accounting.

(n)	Reflects additional amortization expense related to acquired intangibles as of the beginning of the period.
(o)	Tax effect at a statutory tax rate of 40%
(p)
On December 31, 2014 MegaPath sold its wholesale operations to Global Capacity. In conjunction with this transaction MegaPath agreed to a three-year wholesale services agreement at a higher market price . This adjustment reflects the revised wholesale cost had the sale occurred January 1, 2014 in anticipation that these rates are expected to continue through 2017.

(q)	Share count includes the 610,843 unregistered shares of common stock of GTT issued in the acquisition